EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               We consent to the incorporation by reference in this Registration Statement of United Financial Corp. on Form S-8 of our report dated February 20, 2004, appearing in the Annual Report on Form 10-K of United Financial Corp. for the year ended December 31, 2004.

/s/ Moss Adams, LLP

Spokane, Washington
October 6, 2005